UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2008

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 670-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On March 20, 2008, Global Clean Energy Holdings, Inc. (the “Company”) and Bruce K. Nelson entered into an employment agreement under which Mr. Nelson agreed to serve as Executive Vice-President and Chief Financial Officer of the Company commencing April 1, 2008. For a description of significant terms of the employment agreement, see the discussion under Item 5.02 below, which is incorporated herein by reference.

ITEM 5.02    ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 20, 2008, the Company entered into an employment agreement with Bruce K. Nelson (the “Nelson Agreement”) pursuant to which the Company hired Mr. Nelson to serve as its Executive Vice-President and Chief Financial Officer effective April 1, 2008. Mr. Nelson will also serve as the Company’s Principal Financial and Accounting Officer.

Prior to commencing his relationship with the Company, Mr. Nelson, 53, served as Chief Financial Officer of US Modular, a private technology company located in Irvine, California. From April 2002 through February 2007, Mr. Nelson served as Chief Financial Officer of netGuru, Inc., a NASDAQ-listed global engineering software and IT service company. Prior to netGuru, Mr. Nelson founded and operated Millennium Information Technologies from 1997 to 2002. From 1992 to 1997 he served as President and CFO of Comprehensive Weight Management, a national healthcare service provider. From 1985 to 1991 he served as Treasurer of Comprehensive Care Corporation, a NYSE listed national healthcare provider. Mr. Nelson served as a U.S. Naval Officer after graduating from the University of Southern California, majoring in finance. He holds a MBA degree from Bryant University in Smithfield, R.I. He has also served on the board of directors of two commercial banks, a NASDAQ-listed technology company, and a privately held specialty hospital.

The following is a summary of the material terms of the Nelson Agreement:

•
The initial term of employment commenced March 20, 2008 and continues through March 20, 2010 (“Initial Term”). Thereafter, the term of employment shall automatically renew for successive one-year periods unless otherwise terminated in accordance with the Nelson Agreement;

•
Mr. Nelson’s compensation package includes a base salary of $175,000, subject to annual increases based on the Consumer Price Index for the immediately preceding 12-month period, and a bonus payment based on Mr. Nelson’s satisfaction of certain performance criteria established by the compensation committee of the Company’s Board of Directors. The bonus amount in any fiscal year will not exceed 100% of Mr. Nelson’s base salary. Mr. Nelson is eligible to participate in the Company’s employee stock option plan and other benefit plans;

•
The Company granted Mr. Nelson an option (“Initial Option”) to acquire up to 2,000,000 shares of the Company’s common stock at an exercise price of $0.05 (the trading price on the date the agreement was signed). The Initial Option shall vest in tranches of 500,000 shares over the first two years of the employment term. The Initial Option expires after 10 years;

•
The Company also granted Mr. Nelson an option (“Performance Option”) to acquire up to 2,500,000 shares of the Company’s common stock at an exercise price of $0.05 (the trading price on the date the agreement was signed), subject to the Company’s achievement of certain market capitalization goals. The Performance Option expires after five (5) years;

•
The Company may terminate Mr. Nelson’s employment on the first anniversary of the employment term, provided that the Company pays Mr. Nelson three (3) months salary if such termination is without “cause”;

•
If Mr. Nelson’s employment is terminated by the Company without “cause” or by Mr. Nelson for “good reason” prior to the first anniversary of the employment term, Mr. Nelson will be entitled to receive severance payments including (i) an amount equal to his unpaid salary through the first anniversary of the employment term, (ii) 50% of the target bonus in effect on the date of termination, and (iii) 50% of the Performance Option shall vest;

•
If Mr. Nelson’s employment is terminated by the Company without “cause” or by Mr. Nelson for “good reason” after the first anniversary of the employment term, Mr. Nelson will be entitled to receive severance payments including (i) an amount equal to his unpaid salary through the Initial Term, (ii) 100% of Initial Option shall vest, to the extent not already vested.

A copy of the Nelson Agreement is filed as an exhibit to this Current Report on Form 8-K. The summary of the Nelson Agreement set forth above is qualified by reference to such exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated March 20, 2008 between Global Clean Energy Holdings, Inc. and Bruce K. Nelson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

Date: April 7, 2008	By:	/s/ RICHARD PALMER
Richard Palmer, President and Chief
Executive Officer